                                                                    EXHIBIT 15.1




November 12, 2002


Board of Trustees and Shareholders of ProLogis
Aurora, Colorado

Re: Registration Statement Nos. 33-91366, 33-92490, 333-31421, 333-38515,
333-26597, 333-74917, 333-75893, 333-79813, 333-69001, 333-86081, 333-46700,
333-46698, 333-43546, 333-43544, 333-36578, 333-04961, 333-60374, 333-63992,
333-70274, 333-95737, 333-75722, 333-88150 and 333-97895.

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 30, 2002 related to our review of interim financial information as of and for the three and nine month periods ended September 30, 2002.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



                                                    KPMG LLP




San Diego, California